EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Pioneer Natural Resources Company:

     We consent to the incorporation by reference in the Registration Statements (No. 333-35087, No. 333-35165, No. 333-39153, No. 333-39249, No. 33-44851, No.
333-35085 and No. 333-35175) on Form S-8 and (No. 333-42315,  No. 333-44439, No.
333-46311 and No. 333-39381) on Form S-3 of Pioneer Natural Resources Company and subsidiaries and its predecessors of our report dated February 13, 1998, relating to the consolidated balance sheets of Pioneer Natural Resources Company and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Pioneer Natural Resources Company. Our report refers to a change in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of.




                                             KPMG PEAT MARWICK LLP

Midland, Texas
March 18, 1998





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